Advance Financial Bancorp



Advance Financial Bancorp                Subject: Annual Meeting of Stockholders
1015 Commerce Street
Wellsburg, West Virginia  26070          Contact: Stephen M. Gagliardi
www.advancefinancial.com                          President
                                                  (304) 737-3531

                                         Date:    December 15, 2004


                 ADVANCE FINANCIAL BANCORP STOCKHOLDERS APPROVE
                         MERGER WITH PARKVALE FINANCIAL

FOR IMMEDIATE RELEASE
---------------------

         Wellsburg, West Virginia (Nasdaq SmallCap Market "AFBC") -- Advance Financial Bancorp (the "Company"), the parent holding company of Advance Financial Savings Bank, Wellsburg, West Virginia (the "Bank"), announced that its 2004 Annual Meeting of Stockholders was held yesterday. At the meeting, stockholders approved the Agreement and Plan of Reorganization, dated September 1, 2004, by and among Parkvale Financial Corporation, Parkvale Savings Bank, Advance Financial Bancorp and Advance Financial Savings Bank. The merger of
Advance Financial with and into Parkvale Financial is expected to close in December 2004 or early in 2005. The merger is conditioned upon the receipt of the necessary banking regulatory approvals. Upon consummation of the merger, each outstanding share of Advance Financial common stock will be converted into the right to receive $26.00 in cash, as described in the Agreement. At the Meeting, stockholders also approved the election of Kelly M. Bethel, William E. Watson and Frank Gray Young for three-year terms and ratified the appointment of S.R. Snodgrass as auditors for the Company for the fiscal year ended June 30, 2005.